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                                                                    EXHIBIT 10.5

                           BJ'S WHOLESALE CLUB, INC.

                           MANAGEMENT INCENTIVE PLAN


 1.  Purpose

            The purpose of the BJ's Wholesale Club, Inc. Management Incentive Plan (the "Plan") is to provide officers and other employees who are key to the growth and profitability of BJ's Wholesale Club, Inc. and its subsidiaries with reward opportunities commensurate with their performance relative to annual objectives.

 2.  Definitions

            Unless the context requires otherwise, the following expressions as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably, and that each comprehends the others.

            "Committee" shall mean the BJ's Wholesale Club, Inc. Incentive Plan Committee, consisting of the President and Chief Executive Officer of BJ's Wholesale Club, Inc., who shall serve as the Chairman of the Committee; the Chairman of the Board of BJ's Wholesale Club, Inc.; the Chief Financial Officer of BJ's Wholesale Club, Inc.; and others who from time to time are designated by the Chairman of the Committee to serve as members of the Committee.

            "Company" shall mean BJ's Wholesale Club, Inc. and its subsidiaries.

            "ECC" shall mean the Executive Compensation Committee of the Board of Directors of BJ's Wholesale Club, Inc.

            "Effective Date" shall mean the date on which Waban Inc. completes the spin-off of the Company by distributing to Waban's stockholders on a pro rata basis all of the outstanding shares of Common Stock of the Company held by Waban Inc.

            "Fiscal Year" shall mean the period ending on the last Saturday in January, and commencing on (i) the Sunday following the last Saturday in January of the preceding calendar year or (ii) with respect to the Fiscal Year in which the Effective Date occurs, such Effective Date.

            "Participant" shall mean an officer or other employee of the Company who is designated a participant pursuant to Section 5 below.
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            "Performance Criteria" shall mean the standards of measurement of
       Company performance and individual performance for each Performance Period as established by the Committee and the ECC pursuant to paragraph
       (a) of Section 6 below.

            "Performance Goals" shall mean the levels of performance with respect to each Performance Criterion at which awards are payable pursuant to this Plan. Performance goals are established by the Committee and the ECC pursuant to paragraph (b) of Section 6 below.

            "Performance Period" shall mean one Fiscal Year or, with respect to the Fiscal Year in which the Effective Date occurs, the remainder of such Fiscal Year.

3.   Administration

            This Plan shall be administered by the ECC, which in its sole discretion may take into account recommendations of the Committee. The ECC shall have full authority to interpret the Plan; to establish, amend, and rescind rules for carrying out the Plan; to administer the Plan; to determine the terms and provisions of any agreements pertaining to the Plan; and to make all other determinations necessary or advisable for its administration.

            Any person objecting to any interpretation, rule, determination or other action made or taken by the Committee or the ECC which affects said person shall have the right to appeal in writing to the ECC, setting forth the objections in reasonable detail, provided that such appeal shall be made within 90 days after promulgation of such interpretation, rule, or other determination, or such additional time as the ECC shall deem reasonable.

            The ECC shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before the ECC. Its determination shall be binding on all parties.

            No member or former member of the Committee, the ECC, or the Board of Directors of the Company shall be liable for any action or determination made in good faith with respect to the Plan or any award or payment made under the Plan.

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4.   Eligibility

            For each Performance Period, the ECC shall designate, based upon recommendations of the Committee, Participants to receive annual management incentive awards, subject to the terms and conditions of the Plan. Participants in the Plan shall be key employees of the Company, including such executives and other full-time employees of the Company as the ECC shall, at any time, designate as Participants for said Performance Period.

 5.  Description of Awards

       (a) Designation of Performance Criteria

            At the commencement of each Performance Period, the Committee shall recommend, for the ECC's approval, one or more Performance Criteria for said Performance Period and the relative weight to be given to each Performance Criterion. Performance Criteria and the weighting thereof may vary by Participant and may be different for different Performance Periods. Such Performance Criteria shall include only the following measures: operating income, pre-tax income, net income, gross profit dollars, costs, any of the preceding measures as a percent of sales, earnings per share, sales, return on equity, and return on investment.

       (b) Performance Goals

            At the commencement of each Performance Period, the Committee shall establish a range of Performance Goals from minimum to target to maximum for each Performance Criterion for said Performance Period. Performance Goals may vary by Participant and may be different for different Performance Periods.

            At any time designated by the ECC during a Performance Period or thereafter, but prior to award payment, appropriate adjustments in the Performance Goals may be made to avoid undue windfalls or hardships due to external conditions outside the control of management, nonrecurring or abnormal items, changes in accounting practices or such other matters as the Committee shall, in its sole discretion, determine, subject to paragraph (d) below.

            Performance Goals and any adjustments thereto shall be reported to the ECC. The ECC shall have the right at its election to reject any Performance Goals or adjustments and direct reconsideration by the Committee.

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     (c)  Award Opportunity

            At the commencement of each Performance Period, the Committee shall assign to each Participant the minimum, target, and maximum award opportunities to be earned for said Performance Period based upon the Participant's position and ability to impact annual performance relative to goals during the Performance Period. Said award opportunities are subject to the approval of the ECC. Award opportunity may be expressed as a fixed amount or as a percentage of the Participant's base salary earned for the Performance Period. No individual award opportunity in any calendar year shall exceed $1,000,000 or, if less, 100% of the base salary earned by the Participant for the applicable Performance Period.

            From time to time, discretionary awards, in addition to the annual management incentive awards, may be made by the Committee to any Participant due to outstanding performance or extraordinary circumstances which occur during the Performance Period. No discretionary award shall be made to any Participant whose compensation is subject to the approval of the ECC, unless such award shall be approved by the ECC. All discretionary awards shall be reported to the ECC for each Performance Period.

     (d)  Adjustments to Performance Goals for Certain Officers

            The Committee shall make no adjustments to the Performance Goals whose effect is to increase the incentive payment to the Chief Executive Officer or to other executive officers as of the end of the fiscal year who are named in the proxy statement, except for the following:

            1) Events classified as extraordinary items or discontinued operations or presented as special nonrecurring charges (or income) in accordance with generally accepted accounting principles.

            2) Disposal of a business segment or a group of two or more warehouse stores, a major administrative unit, or major assets, if quantified and disclosed in Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company's Annual Report on Form 10-K.

            3) Conversion of convertible bonds or preferred stock convertible into common stock; a repurchase by the Company of outstanding shares of stock, if such a repurchase has a material impact on the performance that is being measured; or an increase in the number of shares of common stock for earnings per share calculation

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                purposes due to a new equity or convertible debenture offering, but not by exercise of stock options, restricted stock or other stock-based awards under the Company's 1997 Stock Incentive Plans or any similar plan.

            4) Balance sheet recapitalization or restructuring that materially alters the allocation between debt and equity for the Company.

            5) Changes in accounting practice to comply with new legislation or with rules promulgated by the Securities and Exchange Commission or the Financial Accounting Standards Board and changes in tax laws that affect tax rates, credits, or the definition of taxable income, if material.

            6) Unusual and material losses beyond the Company's control, such as acts of God (e.g., earthquake or widespread hurricane damage).

            7) Reserves for future period events which will not occur until after the performance measurement period.

            8) Adjustments attributable to prior periods in the case of a newly acquired business.

            9) Adjustments of goals made immediately after completion by the Company's independent public accountants of the audit of the Company's financial statements for the fiscal year immediately preceding the Performance Period, made solely to "true-up" goals that were based on estimated results for said preceding year.

            10) Gains and losses from sales of a minority interest in a subsidiary.

            11) Net incremental expense incurred by the Company as a result of opening new warehouse stores in excess of the number incorporated in the Performance Goals. The amount of the adjustment shall be equal to the average operating loss incurred by new warehouse stores opened by the Company in the same fiscal year.

            In no event, however, shall the Committee make any adjustment which would cause incentive awards not to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

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6.   Determination of Awards

       (a) Upon completion of each Performance Period and certification of the Company's financial statements by the Company's independent public accountants for the Fiscal Year included in such Performance Period, the ECC will review performance relative to Performance Goals, as adjusted from time to time in accordance with paragraph (b) of
            Section 5 above, and determine the value of the awards for each Performance Period.

            Achievement of all Performance Goals will result in payment of a Participant's target award. Failure to achieve Performance Goals will result in a decrease or elimination of the Participant's award. Exceeding performance goals will result in an award greater than the target award but not greater than the maximum award.

       (b) If an employee becomes a Participant after the beginning of a Performance Period, the award payable to such employee will be pro-rated in accordance with the portion of the Performance Period during which such employee is a Participant.

       (c) In the event of termination of employment of a Participant for any reason prior to the last day of the Performance Period, a Participant shall have no further rights under the Plan thereafter and shall not be entitled to payment of any award.

            If termination of employment occurs (i) by reason of death, (ii) due to normal retirement under a retirement plan of the Company, or
            (iii) due to early retirement after age 55 with the consent of the Company, the ECC may, in its sole discretion, value and direct that some portion of the award be deemed earned and payable, taking into account the duration or employment during the Performance Period, the Participant's performance, and such other matters as the ECC shall deem appropriate.

            In the event of termination of employment for cause, as defined and determined by the ECC in its sole discretion, no payment shall be made with regard to any prior or current Performance Period.

       (d) If a Participant shall be actively employed less than a full Performance Period because of an accident or illness but shall complete active employment during one-half of the weeks of said Performance Period, the incentive award otherwise payable to said Participant for said Performance Period shall not be reduced because of a failure of active employment because of such accident or illness.

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            If a Participant shall be actively employed less than a full
            Performance Period because of an accident or illness and shall not complete active employment during one-half of the weeks of said Performance Period, said Participant shall receive such incentive award, if any, for said Performance Period as the Committee shall determine, subject to approval by the ECC. The time during which a Participant receives sick leave and/or vacation payments shall be deemed active employment time. Time during which a Participant receives short-term income protection, short-term disability and/or long-term disability payments shall not be deemed active employment time.

7.   Payment of Awards

            As soon as practicable after valuation of the award for each Performance Period, payment will be made in cash with respect to the award earned by each Participant.

8.   Deferral of Awards

            Participants who are designated by the ECC as being eligible to participate in the Company's General Deferred Compensation Plan may elect to defer all or a portion of their awards in accordance with the terms of such General Deferred Compensation Plan.

9.   Designation of Beneficiary

       (a) Subject to applicable law, each Participant shall have the right to file with the Company, to the attention of the ECC or the Committee, a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amount, if any, payable under the Plan upon his death. A Participant may from time to time revoke or change the beneficiary by filing a new designation with the ECC or the Committee. The last such designation received by the ECC or the Committee shall be controlling; provided, however, that no designation, change, or revocation thereof shall be effective unless received by the ECC or the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to receipt.

       (b) If no such beneficiary designation is in effect at the time of a Participant's death, or if no designated beneficiary survives the Participant, or if such designation conflicts with law, the payment of the amount, if any, payable under the Plan upon the Participant's death shall be made to the Participant's estate by the Committee. If the Committee is in doubt as to the right of any person to receive any amount, the Committee may retain

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            such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may pay such amount into any court of appropriate jurisdiction, and such payment shall be a complete discharge of the liability of the Plan, the Company, the Committee and the ECC therefor.

10.  Notices

            Each Participant whose employment relationship with the Company has terminated, either voluntarily or involuntarily, shall be responsible for furnishing the Committee or the Chief Financial Officer of the Company with the current and proper address for mailing of notices and the delivery of agreements and payments. Any notice required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

11.  Rights of Participants

            Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant or such Participant's legal representative or designated beneficiary, or other persons.

            If and to the extent that any Participant or his legal representative or designated beneficiary, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

12.  No Employment Rights

            Nothing in the Plan or any other document describing or referring to the Plan shall be deemed to confer on any Participant the right to continue in the employ of the Company or affect the right of the Company to terminate the employment of any such person with or without cause.

13.  Certain Payments Upon a Change of Control

            If, upon a Change of Control (as defined in Annex A hereto) of the Company, amounts payable or that would or might be payable in respect of an individual under the Plan instead are paid to such individual or such individual's estate or beneficiary pursuant to any change of control severance plan or agreement, or any similar plan, agreement or arrangement to which the Company is a party, payments in respect of such individual hereunder shall be reduced pro tanto.

14.  Nonalienation of Awards

            No amounts payable or other rights under the Plan shall be sold, transferred, assigned, pledged, or otherwise disposed of or encumbered by a Participant, except as provided herein, nor shall they be subject to attachment, garnishment, execution, or other creditor's processes.

15.  Withholding Taxes

            The Company shall have the right to deduct withholding taxes from any payments made pursuant to the Plan, or make such other provisions as it deems necessary or appropriate to satisfy its obligations for withholding federal, state, or local income or other taxes from payments to the Participant.

16.  Termination, Amendment, and Modification

            The Committee, ECC or the Board of Directors may from time to time amend, modify, or discontinue the Plan or any provision hereof. No amendment to, or discontinuance or termination of, the Plan shall, without the written consent of the Participant, adversely affect any rights of such Participant that have vested. This Plan shall continue until terminated by the Committee, ECC or the Board of Directors of the Company.

17.  Headings and Captions

            The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

18.  Controlling Law

            This Plan shall be construed and enforced according to the laws of the Commonwealth of Massachusetts, to the extent not preempted by Federal law, which shall otherwise control.

19.  Miscellaneous Provisions

       (a) All costs and expenses involved in administering the Plan as provided herein, or incident thereto, shall be borne by the Company.

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       (b)  If any Participant shall also participate in other annual incentive plans of the Company, the ECC shall determine the amount, if any, by which such Participant's award under the Plan shall be adjusted, so as to coordinate the benefits under the Plan with the other plans.

       (c) The Committee or the ECC may, in its sole discretion, reduce or eliminate awards granted or money payable to any Participant or all Participants if it determines that such awards or payments may cause the Company to violate any applicable law, regulation, controls, or guidelines. Such reduction or elimination may be made notwithstanding that the possible violation might be eliminated by reducing or not increasing compensation or benefits of other associates, it being the intent of the Plan not to inhibit the discretion of the Company to provide such forms and amounts of compensation and benefits to employees as it deems advisable.


20. Continuation Incentive Awards and Replacement Incentive Awards Granted in Connection with Spin-Off

            Notwithstanding any other provision of the Plan, in connection with the spin-off of the Company by Waban Inc. ("Waban"), the Committee, subject to the approval of the ECC, which approval may be granted or withheld in the ECC's sole discretion, may grant to any Participant (i) incentive awards which are intended to serve as a continuation of incentive awards previously granted to such Participant ("Continuation Incentive Awards") under the Waban Management Incentive Plan (the "WMIP"), and (ii) incentive awards which are intended to serve as a replacement of incentive awards previously granted to such Participant ("Replacement Incentive Awards") under the WMIP.

            Each Continuation Incentive Award shall (i) be considered to be a continuation of the incentive award previously granted under the WMIP, as adjusted to reflect the assumption by the Company of Waban's obligations under such incentive award, (ii) be based upon the same Performance Periods and Performance Criteria as the continued incentive award, as adjusted to reflect the effects of the spin-off on the Company structure (e.g., interest expense, corporate overhead), and (iii) as determined by the Committee (subject to the approval of the ECC), provide no additional value or benefits other than those provided by the continued incentive award, the approval of the ECC to be final and binding for all purposes. In addition, with respect to each Continuation Incentive Award, a Change in Control shall have the meaning set forth in Annex B hereto. Except as otherwise set forth in this Section 20 or determined by the Committee (subject to the approval of the ECC), each Continuation Incentive Award shall be subject to all other terms of the Plan and shall be subject, before payment, to certification by the ECC that all Performance Criteria have been satisfied.

          Each Replacement Incentive Award shall be granted upon such terms and conditions as the Committee (subject to the approval of the ECC) deems appropriate and in accordance with such Performance Periods (including a Performance Period beginning prior to the effective date of the Plan) and Performance Criteria as the Committee deems appropriate.

                                      -11-
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                                    ANNEX A

                        DEFINITION OF CHANGE IN CONTROL
                        -------------------------------

For the purposes of this Plan, a "Change of Control" shall mean:

          (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which satisfies the criteria set forth in clauses (i), (ii) and (iii) of subsection (c) of this definition; or

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequently to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board (except that this proviso shall not apply to any individual whose initial assumption of office as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board); or

          (c) Consummation of a reorganization, merger or consolidation involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which as used in section
(c) of this definition shall include, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business

Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation and (iii) at least half of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

            (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

                                    ANNEX B

                        DEFINITION OF CHANGE IN CONTROL
                 WITH RESPECT TO CONTINUATION INCENTIVE AWARDS
                 ---------------------------------------------


          For the purposes of the Plan, "Change of Control" with respect to Continuation Incentive Awards shall mean the occurrence of any one of the following events:

          (a) there occurs a change of control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided, however, that no transaction shall be deemed to be a Change of Control as to a Participant (i) if the person or each member of a group of persons acquiring control is excluded from the definition of the term "Person" hereunder or (ii) unless the ECC shall otherwise determine prior to such occurrence, if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring control; or

          (b) any Person other than the Company, any wholly owned subsidiary of the Company, or any employee benefit plan of the Company or such a subsidiary becomes the owner of 20% or more of the Company's Common Stock and thereafter individuals who were not directors of the Company prior to the date such Person became a 20% owner are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 1/4 of the Company's Board of Directors; provided, however, that unless the ECC shall otherwise determine prior to the acquisition of such 20% ownership, such acquisition of ownership shall not constitute a Change of Control as to a Participant if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring such ownership; or

          (c) there occurs any solicitation or series of solicitations of proxies by or on behalf of any Person other than the Company's Board of Directors and thereafter individuals who were not directors of the Company prior to the commencement of such solicitation or series of solicitations are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 1/4 of the Company's Board of Directors; or

          (d) the Company executes an agreement of acquisition, merger or consolidation which contemplates that (i) after the effective date provided for in such agreement, all or substantially all of the business and/or assets of the Company shall be owned, leased or otherwise controlled by another

              Person and (ii) individuals who are directors of the Company when such agreement is executed shall not constitute a majority of the board of directors of the survivor or successor entity immediately after the effective date provided for in such agreement; provided, however, that unless otherwise determined by the ECC, no transaction shall constitute a Change of Control as to Participant if, immediately after such transaction, the Participant or any Participant Related Party shall own equity securities of any surviving corporation ("Surviving Entity") having a fair value as a percentage of the fair value of the equity securities of such Surviving Entity greater than 125% of the fair value of the equity securities of the Company owned by the Participant and any Participant Related Party immediately prior to such transaction, expressed as a percentage of the fair value of all equity securities of the Company immediately prior to such transaction (for purposes of this paragraph ownership of equity securities shall be determined in the same manner as ownership of Common Stock); and provided, further, that, for purposes of this paragraph (d), if such agreement requires as a condition precedent approval by the Company's shareholders of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless and until such approval is secured (but upon any such approval, a Change of Control shall be deemed to have occurred on the date of execution of such agreement).


              In addition, for purposes of this Annex B the following terms have the meanings set forth below:

                   "Common Stock" shall mean the then outstanding Common Stock of the Company plus, for purposes of determining the stock ownership of any Person, the number of unissued shares of Common Stock which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) upon the exercise of conversion rights, exchange rights, warrants or options or otherwise. Notwithstanding the foregoing, the term Common Stock shall not include shares of Preferred Stock or convertible debt or options or warrants to acquire shares of Common Stock (including any shares of Common Stock issued or issuable upon the conversion or exercise thereof) to the extent that the Board of Directors of the Company shall expressly so determine in any future transaction or transactions.

                   A Person shall be deemed to be the "owner" of any Common
              Stock:

                   (i) of which such Person would be the "beneficial owner," as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission (the "Commission") under the Exchange Act, as in effect on March 1, 1989; or

          (ii) of which such Person would be the "beneficial owner" for purposes of Section 16 of the Exchange Act and the rules of the Commission promulgated thereunder, as in effect on March 1, 1989; or

          (iii) which such Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated by the Commission under the Exchange Act, as in effect on March 1,
                 1989) has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.

          "Person" shall have the meaning used in Section 13(d) of the Exchange Act, as in effect on March 1, 1989; provided, however, that the term "Person" shall not include (a) any individuals who are descendants of Max Feldberg or Morris Feldberg, (b) any relatives of the fourth degree of consanguinity or closer of such descendants or (c) custodians, trustees or legal representatives of such persons.

          A "Participant Related Party" shall mean any affiliate or associate of the Participant other than the Company or a Subsidiary of the Company. The terms "affiliate" and "associate" shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act (the term "registrant" in the definition of "associate" meaning, in this case, the Company).

          "Participant" means a participant in the Plan.